UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 29, 2017

MACROGENICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36112	06-1591613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9704 Medical Center Drive, Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (301) 251-5172

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.02     Termination of a Material Definitive Agreement
On August 29, 2017, MacroGenics, Inc. (the “Company”) received written notice from Janssen Biotech, Inc. (“Janssen”), informing the Company of Janssen’s termination of a global collaboration and license agreement between Janssen and the Company relating to the development and commercialization of duvortuxizumab, a bispecific CD19 x CD3 DART® molecule for the potential treatment of B-cell malignancies (the “Agreement”). In connection with this termination, Janssen plans to cease enrollment of the Phase 1 dose-escalation study of duvortuxizumab and the Company regained the worldwide rights to the molecule. Pursuant to the terms of the Agreement, unless the period is reduced by the Company, termination of the Agreement will become effective on February 25, 2018, which is 180 days after the effective date of Janssen’s notice of termination.

The Company and Janssen are also parties to a separate collaboration and license agreement for MGD015, a preclinical DART molecule also known as JNJ-9383, that was entered into in May 2016 and is unaffected by termination of the duvortuxizumab Agreement. This product candidate incorporates the Company’s DART platform to simultaneously target CD3 and an undisclosed tumor target for the potential treatment of various hematological malignancies and solid tumors.

On August 31, 2017, the Company issued a press release announcing Janssen’s notice of termination of the Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

99.1        Press Release, dated August 31, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2017	MACROGENICS, INC.
	By:	/s/ Jeffrey Peters Jeffrey Peters Vice President and Acting General Counsel